UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2016

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On February 4, 2016, CombiMatrix Corporation (the “Company”) entered into a Series E 6% Convertible Preferred Stock Repurchase Agreement (the “Repurchase Agreement”) with the holders (the “Holders”) of its outstanding Series E 6% Convertible Preferred Stock (the “Series E Preferred Stock”).  Pursuant to the terms of the Repurchase Agreement, the Company agreed to pay each Holder $300 per share of Series E Preferred Stock in consideration for the right to repurchase such Holder’s Series E Preferred Stock at a price per share of $1,000 (the “Repurchase Price”), which was the original price per share paid by the Holders for their Series E Preferred Stock in February 2015.  The Company must repurchase the Series E Preferred Stock within one business day after closing its underwritten public offering.  In connection with entering into the Repurchase Agreement, the Company was granted certain consents and waivers relating the public offering.  In the event that the Company’s public offering is not consummated by the date set forth in the Repurchase Agreement, the Repurchase Agreement will terminate and the Company will not be obligated to repurchase the Series E Preferred Stock.  By entering into the Repurchase Agreement, the Company has averted the potentially significant dilution that would have occurred from the full ratchet of the conversion price of the Series E Preferred Stock upon closing of the public offering.

The foregoing summary of the terms of the Repurchase Agreement is subject to, and qualified in its entirety by, such document attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 3.03.             Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon the Company’s current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this report, are forward-looking statements.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “must,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, the closing of the public offering and the repurchase of the Series E Preferred Stock. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially and adversely from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Item 9.01.             Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

10.1                        Form of Series E 6% Convertible Preferred Stock Repurchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated:	February 5, 2016	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Form of Series E 6% Convertible Preferred Stock Repurchase Agreement